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                         SHAREHOLDER SERVICING AGREEMENT

         THIS AGREEMENT, dated as of _________ ___, 2001, by and between J.P. MORGAN INSTITUTIONAL FUNDS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and JPMORGAN CHASE BANK, a New York bank ("Service Organization").

                              W I T N E S S E T H:

         WHEREAS, the Trust is a diversified open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, transactions in shares of the Trust ("Shares") may be made by investors who are using the services of a financial institution or broker-dealer which is acting as shareholder servicing agent pursuant to an agreement with the Trust or its distributor; and

         WHEREAS, Service Organization wishes to act as the shareholder servicing agent for its customers and for other investors in the Trust who are customers of an Eligible Institution as contemplated by the currently effective prospectus of the respective Series of the Trust (the "Customers") in performing certain administrative functions in connection with purchases and redemptions of Shares from time to time upon the order and for the account of Customers and to provide related services to Customers in connection with their investments in the Trust; and

         WHEREAS, it is in the interest of the Trust to make the shareholder services of Service Organization available to Customers who are or may become shareholders of the Trust; and

         NOW, THEREFORE, the Trust and Service Organization hereby agree as follows:

         1. APPOINTMENT. Service Organization hereby agrees to perform certain shareholder services as agent for Customers with respect to each Fund (as defined in the next sentence) as hereinafter set forth. As used herein, a "Fund" means the assets and liabilities of the Trust attributable to any series of Shares as may be created from time to time by the Trustees of the Trust and to which the Trust and Service Organization agree this Agreement shall apply. The Trust may enter into other shareholder servicing or similar agreement, in writing, with other financial institutions.

         2.  SERVICES TO BE PERFORMED.

         2.1. SHAREHOLDER SERVICES. Service Organization shall be responsible for performing shareholder account administrative and servicing functions, which shall include without limitation:


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         (a) answering Customer inquiries regarding account status and history, the manner in which purchases and redemptions of the Shares may be effected, and certain other matters pertaining to the Trust; (b) assisting Customers in designating and changing dividend options, account designations and addresses;
(c) providing necessary personnel and facilities to coordinate the establishment and maintenance of shareholder accounts and records with the Trust's transfer agent; (d) receiving Customers' purchase and redemption orders on behalf of, and transmitting such orders to the Trust's transfer agent; (e) arranging for the wiring or other transfer of funds to and from Customer accounts in connection with Customer orders to purchase or redeem Shares; (f) verifying purchase and redemption orders, transfers among and changes in Customer-designated accounts;
(g) informing the distributor of the Trust of the gross amount of purchase and redemption orders for Shares; (h) monitoring the activities of the Trust's transfer agent related to Customers' accounts, and to statements, confirmations or other reports furnished to Customers by the Trust's transfer agent; and (i) providing such other related services as the Trust or a Customer may reasonably request, to the extent permitted by applicable law. Service Organization shall provide all personnel and facilities necessary in order for it to perform the functions contemplated by this paragraph with respect to Customers.

         2.2 STANDARD OF SERVICES. All services to be rendered by Service Organization hereunder shall be performed in a professional, competent and timely manner subject to the supervision of the Trustees of the Trust. The details of the operating standards and procedures to be followed by Service Organization in the performance of the services described above shall be determined from time to time by agreement between Service Organization and the Trust.

         3. FEES. As full compensation for the services described in Section 2 hereof and expenses incurred by Service Organization, the Trust shall pay Service Organization a fee at an annual rate of the daily net asset values of each Fund's shares owned by or for Customers and attributable to the Trust as set forth on Schedule A attached hereto. This fee will be computed daily and will be payable as agreed by the Trust and Service Organization, but no more frequently than monthly

         4. INFORMATION PERTAINING TO THE SHARES; ETC. Service Organization and its officers, employees and agents are not authorized to make any representations concerning the Trust or the Shares except to communicate to Customers accurately factual information contained in the Fund's Prospectus and Statement of Additional Information and objective historical performance information. Service Organization shall act as agent for Customers only in furnishing information regarding the Trust or the Shares and shall have no authority to act as agent for the Trust in its capacity as shareholder servicing agent hereunder.

         During the term of this Agreement, the Trust agrees to furnish Service Organization all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, or other material the Trust will distribute to shareholders of


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each Fund or the public, which refer in any way to Service Organization, and
Service Organization agrees to furnish the Trust all material prepared for Customers, in each case prior to use thereof, and not to use such material if the other party reasonably objects in writing within five business days (or such other time as may be mutually agreed in writing) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to Service Organization copies of any of the above-mentioned materials which refer in any way to Service Organization. The Trust shall furnish or otherwise make available to Service Organization such other information relating to the business affairs of the Trust as Service Organization at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         Nothing in this Section 4 shall be construed to make the Trust liable for the use of any information about the Trust which is disseminated by Service Organization.

         5. USE OF SERVICE ORGANIZATION'S NAME. The Trust shall not use the name of Service Organization in any prospectus, sales literature or other material relating to the Trust in a manner not approved by Service Organization prior thereto in writing; PROVIDED, HOWEVER, that the approval of Service Organization shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or as investment advisor to the Trust or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED, FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

         6. USE OF THE TRUST'S NAME. Service Organization shall not use the name of the Trust or Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; PROVIDED, HOWEVER, that the approval of the Trust shall not be required for the use of the Trust's name in connection with communications permitted by Sections 2 and 4 hereof or for any use of the Trust's name which merely refers in accurate and factual terms to Service Organization's role hereunder or as investment advisor to the Trust or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED, FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

         7. SECURITY. Service Organization represents and warrants that the various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause any Trust records and other data and Service Organization's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Trust shall from time to time specify the types of records and other data of the


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Trust to be safeguarded in accordance with this Section 7.

         8. COMPLIANCE WITH LAWS; ETC. Service Organization shall comply with all applicable federal and state laws and regulations. Service Organization represents and warrants to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon Service Organization. Service Organization furthermore undertakes that it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) which would prevent or impair full performance of any of its obligations hereunder.

         9. FORCE MAJEURE. Service Organization shall not be liable or responsible for delays or errors by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

         10.  INDEMNIFICATION.

         10.1. INDEMNIFICATION OF SERVICE ORGANIZATION. The Trust will indemnify and hold Service Organization harmless, from all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with misstatements or omissions in each Fund's Prospectus, actions or inactions by the Trust or any of its agents or contractors or the performance of Service Organization's obligations hereunder and (b) not resulting from the willful misfeasance, bad faith, or gross negligence of Service Organization, its officers, employees or agents, in the performance of Service Organization's duties or from reckless disregard by Service Organization, its officers, employees or agents of Service Organization's obligations and duties under this Agreement. Notwithstanding anything herein to the contrary, the Trust will indemnify and hold Service Organization harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of Service Organization's acting in accordance with any written instructions reasonably believed by Service Organization to have been executed by any person duly authorized by the Trust, or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by Service Organization to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust, excepting only the gross negligence or bad faith of Service Organization.

         In any case in which the Trust may be asked to indemnify or hold Service Organization harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and Service Organization shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to


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defend Service Organization against any Claim which may be the subject of indemnification under this Section 10.1. In the event that the Trust elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Trust and reasonably satisfactory to Service Organization. Service Organization may retain additional counsel at its expense. Except with the prior written consent of the Trust, Service Organization shall not confess any Claim or make any compromise in any case in which the Trust will be asked to indemnify Service Organization.

         10.2. INDEMNIFICATION OF THE TRUST. Without limiting the rights of the Trust under applicable law, Service Organization will indemnify and hold the Trust harmless from all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any Claim (a) resulting from the willful misfeasance, bad faith or gross negligence of Service Organization, its officers, employees, or agents, in the performance of Service Organization's duties or from reckless disregard by Service Organization, its officers, employees or agents of Service Organization's obligations and duties under this Agreement, and (b) not resulting from Service Organization's actions in accordance with written instructions reasonably believed by Service Organization to have been executed by any person duly authorized by the Trust, or in reliance upon any instrument or stock certificate reasonably believed by Service Organization to have been genuine and signed, countersigned or executed by a person authorized by the Trust.

         In any case in which Service Organization may be asked to indemnify or hold the Trust harmless, Service Organization shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify Service Organization promptly concerning any situation which presents or appears likely to present a claim for indemnification against Service Organization. Service Organization shall have the option to defend the Trust against any Claim which may be the subject of indemnification under this Section 10.2. In the event that Service Organization elects to defend against such Claim, the defense shall be conducted by counsel chosen by Service Organization and reasonably satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with the prior written consent of Service Organization, the Trust shall not confess any Claim or make any compromise in any case in which Service Organization will be asked to indemnify the Trust.

         10.3. SURVIVAL OF INDEMNITIES. The indemnities granted by the parties in this Section 10 shall survive the termination of this Agreement.

         11. INSURANCE. Service Organization shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder.

         12. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute further documents as are necessary to effectuate the purposes hereof.


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         13. TERMINATION. This Agreement shall continue in effect for a period of one year and may thereafter be renewed by the Trustees of the Trust; PROVIDED, however, that this Agreement may be terminated by the Trust at any time without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, upon not less than six (6) months' written notice to Service Organization or by Service Organization at any time, without the payment of any penalty, on not less than ninety (90) days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         14. SUBCONTRACTING BY SERVICE ORGANIZATION. Service Organization may subcontract for the performance of its obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of Service Organization; PROVIDED HOWEVER, unless the Trust otherwise expressly agrees in writing, Service Organization shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

         15. Nothing in this Agreement shall limit or restrict the right of Service Organization to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         16. CHANGES; AMENDMENTS. This Agreement may be amended only by mutual written consent.

         17. NOTICES. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to Service Organization at 522 Fifth Avenue, New York, New York 10036, or (2) to the Trust at 522 Fifth Avenue, New York, New York 10036, or at such other address as either party may designate by notice to the other party.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written.

                                       J.P. MORGAN INSTITUTIONAL FUNDS

                                       By:________________________
                                          Name: Sharon Weinberg
                                          Title:


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                                       JPMORGAN CHASE BANK

                                       By:________________________
                                          Name: David Wezdenko
                                          Title:


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                                           SCHEDULE A

                                 J.P. MORGAN INSTITUTIONAL FUNDS
                             SCHEDULE OF SHAREHOLDER SERVICING FEES

                            FUND                                                           FEE %
                            ----
                                                               ---------------------------------------------------------------
                                                                CLASS A    CLASS B    CLASS C    SELECT    INSTITUT.   ULTRA
                                                                -------    -------    -------    ------    ---------   -----
JPMorgan Short Term Bond Fund                                    0.25        --         --        0.25       0.10       --
JPMorgan Bond Fund                                               0.25       0.25        --        0.25       0.10      0.05
JPMorgan U.S. Equity Fund                                        0.25       0.25       0.25       0.25       0.10       --
JPMorgan U.S. Small Company Fund                                 0.25       0.25       0.25       0.25       0.10       --
JPMorgan Fleming International Value Fund                        0.25       0.25       0.25       0.25       0.10       --
JPMorgan Fleming Emerging Markets Fund                           0.25       0.25       0.25       0.25       0.10       --
JPMorgan Diversified Fund                                        0.25       0.25       0.25       0.25       0.10       --
JPMorgan Disciplined Equity Fund                                 0.25       0.25       0.25       0.25       0.10      0.05*
JPMorgan Fleming International Opportunities Fund                0.25       0.25        --        0.25       0.10       --
JPMorgan Global Strategic Income Fund                            0.25       0.25       0.25       0.25       0.10       --

* Effective upon merger with JPMorgan SmartIndex Fund